Exhibit 4(g)

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE, dated as of November 2, 2023 (the “Sixth Supplemental Indenture”), further to the FIFTH SUPPLEMENTAL INDENTURE, dated as of November 3, 2020, the FOURTH SUPPLEMENTAL INDENTURE, dated as of March 8, 2010, the THIRD SUPPLEMENTAL INDENTURE, dated as of October 23, 2008, the SECOND SUPPLEMENTAL INDENTURE, dated as of January 30, 2006 and the FIRST SUPPLEMENTAL INDENTURE, dated as of June 2, 2004 (together, the “Supplemental Indentures”) to the INDENTURE, dated as of August 15, 1991 (as supplemented by the Supplemental Indentures, the “Indenture”) between AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL) (Swedish Export Credit Corporation) (the “Company”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to The First National Bank of Chicago and J.P. Morgan Trust Company, National Association), as trustee (the “Trustee”).

WHEREAS, pursuant to Sections 901(5) of the Indenture, the Company wishes to make certain amendments to the Indenture to further provide for the issuance from time to time of the Company’s Debt Securities, which amendments shall not apply to any Debt Security Outstanding of any series created prior to the execution of this Sixth Supplemental Indenture;

WHEREAS, pursuant to Sections 301 and 901(6) of the Indenture, the Company desires to establish a series of Debt Securities under the Indenture, such series to include tranches of Securities to be issued on or after the date hereof by the Company, the form and substance of which and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Sixth Supplemental Indenture;

WHEREAS, all things necessary have been done to make this Sixth Supplemental Indenture a valid agreement of the Company in accordance with its terms; and

NOW, THEREFORE, in consideration of the premises it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities or of any series thereof issued on or after the date hereof, as follows:

Section 1. Definitions. All terms used and not defined in this Sixth Supplemental Indenture shall have the respective meanings given them in the Indenture.

Section 2. Amendments. The Indenture is hereby amended as follows with respect to Debt Securities issued on or after the date hereof:

(a)	The text of Section 303 of the Indenture shall be amended by:

i.	references in paragraph (a) to “facsimile signatures” will be restated to refer to “facsimile or electronic signatures”

ii.	inserting the following parenthetical at the beginning of clause (i) of paragraph (c) thereof:

“(unless the aggregate principal amount of the Outstanding Debt Securities of such series to be represented by any one or more such Global Securities is not intended to be limited, in which case the absence of such limitation shall be indicated)”

iii.	inserting the following parenthetical at the beginning of clause (iv) of paragraph (c) thereof:

“(except in the case Global Securities in the Depositary’s own forms, including the Depositary’s “Medium-Term Note – Master Note” form from time to time)”

iv.	the first sentence of paragraph (g) will be replaced with the following:

“No Debt Security or coupon attached thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by the manual or facsimile or electronic signature of one of its authorized officers (or, in the case Global Securities in the Depositary’s own forms, including the Depositary’s “Medium-Term Note – Master Note” form from time to time, such a manual or facsimile or electronic signature on the relevant Global Security), and such certificate of authentication upon any Debt Security (or, in the case Global Securities in the Depositary’s own forms, including the Depositary’s “Medium-Term Note – Master Note” form from time to time, the aforementioned manual or facsimile or electronic signature on the relevant Global Security) shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.”

(b)	The text of Section 501 of the Indenture shall be replaced with the following:

““Event of Default”, wherever used herein with respect to Debt Securities of any series, means any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

i.	default in the payment of any principal on any Debt Security of such series, and continuance of such default for more than 15 days, or default in the payment of any interest on any Debt Security of such series, and continuance of such default for more than 30 days; or

ii.	a court or agency or supervisory authority in the Kingdom of Sweden (having jurisdiction in respect of the same) has instituted a proceeding or entered a decree or order for the appointment of a receiver or liquidator in any insolvency, rehabilitation, readjustment of debt, marshalling of assets and liabilities, or similar arrangements involving the Company or all or substantially all of its property and such proceeding, decree or order has not been vacated or has remained in force undischarged or unstayed for a period of 60 days; or

iii.	the Company shall file a petition to take advantage of any insolvency statute or voluntarily suspend payment of its obligations.”

(c)	Section 1010 (Negative Pledge) of the Indenture shall be removed in its entirety.

(d)	The text of Section 1011 of the Indenture shall be replaced with the following:

“Unless otherwise specified as contemplated by Section 301 with respect to the Debt Securities of any series, the Debt Securities will constitute direct, unconditional, unsecured and unsubordinated obligations of the Company and will rank pari passu amongst themselves. The rights of holders of the Debt Securities in respect of or arising from the Debt Securities (including any damages awarded for breach of any obligations under this Indenture, if any are payable) shall, in the event of the Company’s voluntary or involuntary liquidation (Sw. likvidation) or bankruptcy (Sw. konkurs), rank: (A) (subject to such mandatory exceptions as are from time to time applicable under Swedish law) at least pari passu with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding; and (B) senior to any liabilities having senior non-preferred ranking and to any subordinated liabilities. For purposes of the foregoing, “senior non-preferred ranking” means the ranking which is described in the second sentence of the first paragraph of section 18 of the Swedish Rights of Priority Act (Sw. 18 § 1 st andra meningen förmånsrättslagen (1970:979)), as the same may be amended or replaced from time to time.”

Section 3. Establishment of new series. The Indenture is hereby amended as follows with respect to Debt Securities issued on or after the date hereof:

(a)	Pursuant to Section 301 of the Indenture, there is hereby established a series of Debt Securities having an unlimited initial public offering price or purchase price, which series shall be known as the Medium-Term Notes, Series H (the “Notes”), including tranches of Debt Securities of such series to be issued on or after the date hereof, the terms of which, including such terms as to amount, maturity, interest, redemption, payment of additional amounts, Events of Defaults and remedies, ranking and any other terms permitted to be established by Section 301 of the Indenture shall be as set forth in the applicable prospectus, prospectus supplement and/or pricing supplement relating to such series (or, as applicable, such tranche), as filed by the Company with the U.S. Securities and Exchange Commission.

(b)	The Global Securities representing the Notes will be substantially in the Depositary’s form for “Medium-Term Note – Master Note” or in such other form or forms as shall be executed by the Company and delivered to, and authenticated by, the Trustee from time to time.

Section 4. Continuation of Indenture. The Indenture, as modified by this Sixth Supplemental Indenture with the effect set forth in Section 904 with respect to every Holder of Debt Securities hereafter authenticated and delivered thereunder, shall remain in full force and effect.

Section 5. The Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this Sixth Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

Section 6. Governing Law. Section 112 of the Indenture applies to this Sixth Supplemental Indenture as if set forth herein.

Section 7. Counterparts. The parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed as of the day and year first above written.

AKTIEBOLAGET SVENSK EXPORTKREDIT (PUBL)
(Swedish Export Credit Corporation)

By:	/s/ Stefan Friberg
Name:	Stefan Friberg
Title:	CFO

By:	/s/ Anna Finnskog
Name:	Anna Finnskog
Title:	Head of Treasury

[Signature page to Sixth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By:	/s/ Terence Rawlins
Name:	Terence Rawlins
Title:	Vice President

[Signature page to Sixth Supplemental Indenture]